EXHIBIT 99.1

       Health Anti-Aging Lifestyle Options, Inc. CLOSES PRIVATE PLACEMENT

Vancouver, BC November 27, 2003 - Health Anti-Aging Lifestyle Options, Inc. (the "Company") (OTCBB: HLOI) announces that it has closed a private placement of 5,000,000 units at $0.01 per Unit for total proceeds of $50,000. Each Unit is comprised of one common share and one common share purchase warrant.

THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED UNDER THE HEADING OF RISK FACTORS LISTED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS DOCUMENT IS NOT INTENDED TO BE AND IS NOT AN ADVERTISEMENT FOR ANY SECURITIES OF THE COMPANY.

Further  Information:
Linda  Mitropoulos,  Director
Health  Anti-Aging  Lifestyle  Options,  Inc.
Telephone:  (604)  689-5525